Exhibit 10.01

AMENDMENT NUMBER THREE

WEST CORPORATION 2006 EXECUTIVE INCENTIVE PLAN

WHEREAS, the Board of Directors (the “Board”) of West Corporation, a Delaware corporation (the “Company”), adopted the West Corporation 2006 Executive Incentive Plan (the “Plan”) effective as of October 24, 2006;

WHEREAS, the Board now desires to amend the Plan;

NOW, THEREFORE, the definition of “Class A Common” in Exhibit A to the Plan shall mean Common Stock of West Corporation, par value $.001 per share.